Net 1 UEPS Technologies, Inc. Announces Second Quarter Results and Increases Earnings Guidance for Fiscal 2006

Johannesburg, South Africa (February 6, 2006) –Net 1 UEPS Technologies, Inc. (“Net1” or the “Company”) (Nasdaq: UEPS) today announced results for the three and six months ended December 31, 2005.

Results

The Company reported an increase in net income of 14% to $13.9 million for the three months ended December 31, 2005, from $12.2 million for the three months ended December 31, 2004. Earnings per common share and linked unit increased 10% to $0.246 for the three months of December 31, 2005, compared to $0.224 for the three months ended December 31, 2004. Revenue increased 3% from $46.0 million for the second quarter of 2005 to $47.4 million for the second quarter of 2006.

The Company reported an increase in net income of 21% to $27.1 million for the six months ended December 31, 2005, from $22.5 million for the six months ended December 31, 2004. Earnings per common share and linked unit increased 17% to $0.481 for the six months of December 31, 2005, compared to $0.410 for the six months ended December 31, 2004. Revenue increased 5% from $89.2 million for the first six months of fiscal 2005 to $93.3 million for the first six months of fiscal 2006.

Since the Company’s reporting currency is the U.S. dollar (“USD”) but its functional currency is the South African rand (“ZAR”), and due to the significant impact of currency fluctuations between the USD and the ZAR on the Company’s results of operations, the Company also analyzes its results of operations in ZAR to assist investors in understanding the changes in the underlying trends of its business. During the three and six months ended December 31, 2005, the ZAR was weaker against the USD than during the same periods in the prior year. The impact of these changes on results of operations is shown under the column "Change" in the table of key metrics included at the end of this press release.

In ZAR, the Company reported an increase in net income of 23% to ZAR 91.6 million for the three months ended December 31, 2005, from ZAR 74.3 million for the three months ended December 31, 2004. Earnings per common share and linked unit increased 19% to ZAR 1.618 for the three months of December 31, 2005, compared to ZAR 1.360 for the three months ended December 31, 2004. Revenue increased 12% from ZAR 279.3 million for the second quarter of 2005 to ZAR 312.0 million for the second quarter of 2006.

In ZAR, the Company reported an increase in net income of 27% to ZAR 177.3 million for the six months ended December 31, 2005, from ZAR 139.6 million for the six months ended December 31, 2004. Earnings per common share and linked unit increased 24% to ZAR 3.146 for the six months of December 31, 2005, compared to ZAR 2.547 for the six months ended December 31, 2004. Revenue increased 10% from ZAR 610.3 million for the first six months of fiscal 2005 to ZAR 554.3 million for the first six months of fiscal 2006.

Second Quarter Highlights

  $118.4 million in transactions were processed through our merchant acquiring business in the second quarter of fiscal 2006, compared to $10.6 million in the second quarter of fiscal 2005. During the three months ended December 2005, approximately 1,855,192 grants were paid through the Company’s terminal base, compared to 176,009 during the three months ended December 31, 2004;
  3,929 terminals were in use at 2,366 participating UEPS retailer locations as of December 31, 2005, compared with 1,266 terminals in use at 700 locations as of December 31, 2004. Although the terminal base declined slightly compared to the installed base as of September 30, 2005 the number of transactions processed per terminals continues to increase as the productivity of the installed base continues to improve;
  UEPS transaction-based activities effected 10.4 million payments during the second quarter of fiscal 2006, a 5% increase over the number of payments effected during the second quarter of fiscal 2005;
  A total of 3,497,664 UEPS smart card-based accounts were active at December 31, 2005, compared to 3,308,194 active accounts at December 31, 2004;

  Hardware totalling approximately $1.5 million was sold to SmartSwitch Namibia (Pty) Ltd during the three months ended December 31, 2005;
  Hardware ordered in September 2005 totalling $3.4 million was delivered to Nedbank Limited. The remaining deliveries related to this order are expected to be completed during the third quarter of fiscal 2006;
  Martin Shipanga was appointed as the Vice President, African Emerging Markets and David Schwarzbach was appointed as Vice President, Business Development;
  International initiatives continue to progress according to our expectations; and
  The Company’s chief executive officer rang The Nasdaq National Markets closing bell on December 7, 2005.

Comment and Outlook

Serge Belamant, Net1 Chairman and Chief Executive Officer, stated, “I am pleased with our momentum and our solid second quarter results. In particular, I am delighted with the progress made on our SmartSwitch Namibia implementation and look forward to the official launch in mid-February. This is an important step for us. It demonstrates the strength of the UEPS platform and the adoption of our products in new markets. Additionally, the appointment of Martin Shipanga and David Schwarzbach to our executive committee is the next logical step in our international expansion and we look forward to their contribution in the future.

“Our third quarter began on an excellent footing with a strong USD / ZAR exchange rate and significant improvement in the migration of our social welfare grant beneficiaries to our merchant acquiring infrastructure, following the summer holidays in South Africa. Based on our performance over the first six months of fiscal 2006, we are revising our guidance on earnings per share to $0.98 to $1.02 for the full year, assuming an exchange rate of ZAR6.50 to $1.00,” Dr. Belamant concluded.

Conference call

Net1 will host a conference call to review second quarter results on February 7, 2006 at 9:30 a.m EST. To participate in the call, dial 1-800-860-2442 (U.S. only), 1-866-519-5086 (Canada only), 0-800-917-7042 (U.K. only) or 0-800-200-648 (South Africa only) five minutes prior to the start of the call. The passcode is “Net1”. The call will also be webcast on the Net1 homepage, www.net1ueps.com. Please click on the webcast link at least 10 minutes prior to the call. A replay of the call may be accessed through the Net1 website through February 21, 2006.

About Net1 (www.net1ueps.com)

Net1 provides its universal electronic payment system, or UEPS, as an alternative payment system for the unbanked and under-banked populations of developing economies. The Company believes that it is the first company worldwide to implement a system that can enable the estimated four billion people who generally have limited or no access to a bank account to enter affordably into electronic transactions with each other, government agencies, employers, merchants and other financial service providers. To accomplish this, the Company has developed and deployed the UEPS. This system uses secure smart cards that operate in real-time but offline, unlike traditional payment systems offered by major banking institutions that require immediate access through a communications network to a centralized computer. This offline capability means that users of Net1’s system can enter into transactions at any time with other card holders in even the most remote areas so long as a portable offline smart card reader is available. In addition to payments and purchases, Net1’s system can be used for banking, health care management, international money transfers, voting and identification.

This announcement may contain forward-looking statements pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, the ability to consummate and integrate acquisitions, and other risks detailed in the Company’s SEC filings. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Contact William Espley at Net1 Investor Relations at:
Telephone:	(604) 484-8750
Toll Free:	1-866-412-NET1 (6381)

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Operations

	Three months ended		Six months ended
	December 31,		December 31,
	2005	2004	2005	2004
	(In thousands, except per share data)		(In thousands, except per share data)
REVENUE	$47,429	$45,995	$93,316	$89,218
EXPENSE
Cost of goods sold, IT processing, servicing and
support	12,908	13,978	24,727	28,779
General and administration	11,956	12,092	22,612	22,368
Depreciation and amortization	1,365	1,654	2,903	3,229
Costs related to public offering and Nasdaq listing	27	-	1,504	-
OPERATING INCOME	21,173	18,271	41,570	34,842
INTEREST INCOME, net	1,343	548	2,246	1,203
INCOME BEFORE INCOME TAXES	22,516	18,819	43,816	36,045
INCOME TAX EXPENSE	8,577	6,707	16,988	13,915
NET INCOME FROM CONTINUING OPERATIONS
BEFORE (LOSS) EARNINGS FROM EQUITY
ACCOUNTED INVESTMENT	13,939	12,112	26,828	22,130
(LOSS) EARNINGS FROM EQUITY ACCOUNTED
INVESTMENT	(7)	124	283	333
NET INCOME	$13,932	$12,236	$27,111	$22,463
Net income per share
Basic earnings, in cents – common stock and linked
units	24.6	22.4	48.1	41.0
Diluted earnings, in cents – common stock and
linked units	24.2	22.0	47.4	40.4

NET 1 UEPS TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets

	Unaudited	(A)
	December 31,	June 30,
	2005	2005
	(In thousands, except share data)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$183,902	$107,749
Pre-funded social welfare grants receivable	-	11,567
Accounts receivable	11,689	15,293
Finance loans receivable, net of allowances of – December: $3,672; June: $3,636	10,378	7,760
Deferred expenditure on smart cards	1,458	3,014
Inventory	3,428	1,927
Deferred income taxes	3,309	3,354
Total current assets	214,164	150,664

LONG TERM RECEIVABLE	1,098	969
PROPERTY, PLANT AND EQUIPMENT, NET OF ACCUMULATED
DEPRECIATION OF – December: $23,227; June: $20,624	5,464	6,216
EQUITY ACCOUNTED INVESTMENTS	3,542	1,325
GOODWILL	15,107	14,636
INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION OF –
December: $6,221; June: $4,919	7,081	7,944

TOTAL ASSETS	246,456	181,754

LIABILITIES
CURRENT LIABILITIES
Accounts payable	18,336	20,315
Income taxes payable	9,642	14,038
Total current liabilities	27,978	34,353

DEFFERRED INCOME TAXES	15,051	10,399

TOTAL LIABILITIES	43,029	44,752

SHAREHOLDERS’ EQUITY
COMMON STOCK
Authorized: 83,333,333 with $0.001 par value;
Issued and outstanding shares - December: 45,451,317; June: 28,548,269	46	29

SPECIAL CONVERTIBLE PREFERRED STOCK
Authorized: 50,000,000 with $0.001 par value;
Issued and outstanding shares - December: 11,219,263; June: 26,733,521	11	27

B CLASS PREFERENCE SHARES
Authorized: 330,000,000 with $0.001 par value;
Issued and outstanding shares (net of shares held by the Company) - December:
82,668,272; June: 196,983,841	13	31

ADDITIONAL PAID-IN-CAPITAL	104,196	71,960

ACCUMULATED OTHER COMPREHENSIVE INCOME	14,409	7,314

RETAINED EARNINGS	84,752	57,641

TOTAL SHAREHOLDERS’ EQUITY	203,427	137,002

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$246,456	$181,754
(A) – amounts derived from audited financial statements

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended		Six months ended
	December 31,		December 31,
	2005	2004	2005	2004
	(In thousands)		(In thousands)

Cash flows from operating activities
Cash received from customers	$71,810	$80,342	$110,039	$108,969
Cash paid to suppliers and employees	(31,206)	(37,714)	(51,984)	(60,499)
Cash generated by operations	40,604	42,628	58,055	48,470
Interest received	3,508	4,246	6,323	7,830
Finance costs paid	(2,188)	(3,681)	(4,079)	(6,614)
Income taxes paid	(8,923)	(25,803)	(18,075)	(31,984)
Net cash provided by operating activities	33,001	17,390	42,224	17,702

Cash flows from investing activities
Capital expenditures	(346)	(779)	(888)	(1,722)
Proceeds from disposal of property, plant and equipment	80	5	84	21
Acquisition of equity interest in and advance of loans to equity
accounted investment	-	-	(1,851)	-
Net cash used in investing activities	(266)	(774)	(2,655)	(1,701)

Cash flows from financing activities
Proceeds from issue of share capital, net of share issue
expenses	-	-	32,219	-
Repayment of bank overdrafts	-	-	-	(19)
Net cash provided by (used in) financing activities	-	-	32,219	(19)

Effect of exchange rate changes on cash	(1,034)	11,098	4,365	9,052

Net increase in cash and cash equivalents	31,701	27,714	76,153	25,034

Cash and cash equivalents – beginning of period	152,201	77,602	107,749	80,282

Cash and cash equivalents at end of period	$183,902	$105,316	$183,902	$105,316

Net 1 UEPS Technologies, Inc.
Attachment A

Key metrics and statistics at and for the three and six months ended December 31, 2005 and 2004:

Three months ended December 31, 2005 and 2004

					Three
					months
					ended
	Three months ended				September	Year ended
	December 31,		Change		30	June 30
				Constant
	2005	2004		Exchange	2005	2005
	US$	US$	Actual	Rate (1)	US$	US$
Key statement of operations data, in
'000, except EPS
Revenue	$47,429	$45,995	3%	12%	$45,887	$176,290
Operating income	21,173	18,271	16%	26%	20,397	71,303
Income tax expense	8,577	6,707	28%	39%	8,411	29,666
Net income	$13,932	$12,236	14%	23%	$13,179	$44,562

Earnings per share, in cents
Basic	24.6	22.4	10%	19%	23.8	81.4
Diluted	24.2	22.0	10%	19%	23.5	79.6

Key segmental data, in ?000, except
margins
Revenue:
Transaction-based activities	$27,255	$26,426	3%	12%	$27,818	$103,653
Smart card accounts	8,744	8,984	(3)%	5%	8,552	34,931
Financial services	3,982	5,240	(24)%	(18)%	4,274	20,215
Hardware, software and related
technology sales	7,448	5,345	39%	51%	5,243	17,491
Total consolidated revenue	$47,429	$45,995	3%	12%	$45,887	$176,290

Consolidated operating income (loss):
Transaction-based activities	$13,517	$10,325	31%	42%	$14,132	$44,233
Smart card accounts	3,974	4,083	(3)%	5%	3,887	15,878
Financial services	1,828	2,341	(22)%	(15)%	1,844	9,316
Hardware, software and related						5,689
technology sales	3,874	2,235	73%	88%	4,067
Corporate/ Eliminations	(2,020)	(713)	183%	207%	(3,533)	(3,813)
Total operating income (loss)	$21,173	$18,271	16%	26%	$20,397	$71,303

Operating income margin (%)
Transaction-based activities	50%	39%			51%	43%
Smart card accounts	45%	45%			45%	45%
Financial services	46%	45%			43%	46%
Hardware, software and related
technology sales	52%	42%			78%	33%
Overall operating margin	45%	40%			44%	40%

	Dec. 31	June 30,
	2005	2005
Key balance sheet data, in ?000
Cash and cash equivalents	$183,902	$107,749	71%
Total current assets	214,164	150,664	42%
Total assets	246,456	181,754	36%
Total current liabilities	27,978	34,353	(19)%
Total shareholders? equity	$203,427	$137,002	48%

(1) – This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during the second quarter of fiscal 2006 also prevailed during the second quarter of fiscal 2005.

Three months ended December 31, 2005 and 2004 (continued)

				Three
				months
				ended
	Three months ended			September	Year ended
	December 31,		Change	30	June 30
	2005	2004		2005	2005

Additional information:
Transaction based activities:
Total number of grants paid:
KwaZulu-Natal	4,444,129	4,201,950	6%	4,308,365	16,774,940
Limpopo	2,753,537	2,700,406	2%	2,694,168	10,635,232
North West	787,009	777,910	1%	776,963	3,153,868
Northern Cape	396,750	349,962	13%	389,575	1,459,264
Eastern Cape	2,034,904	1,856,797	10%	1,970,171	7,410,272
	10,416,329	9,887,025	5%	10,139,242	39,433,576

Average revenue per grant paid:	ZAR	ZAR		ZAR	ZAR
KwaZulu-Natal	20.67	18.80	10%	19.21	17.85
Limpopo	15.59	14.95	4%	15.33	15.34
North West	17.21	16.44	5%	18.13	16.43
Northern Cape	18.89	19.60	(4)%	19.02	19.41
Eastern Cape	12.07	12.27	(2)%	12.19	12.35

UEPS merchant acquiring system:
Terminals installed at period end	3,929	1,266	nm	3,959	3,235
Number of participating retail
locations at period end	2,366	700	nm	2,303	1,880
Value of transactions processed
through our merchant acquiring
system (US$ ‘000)	118,396	10,596	nm	118,585	147,331
Average number of grants processed
per terminal during the quarter	471	219		455	433

Smart card accounts:
Total number of smart card accounts	3,497,664	3,308,194	6%	3,398,516	3,353,603

Hardware, software and related
technology sales:
Ad hoc significant hardware sales
(US$ ‘000)
Nedbank POS’s, pin pads, smart cards
and other hardware	3,400	3,900	(13)%	2,000	10,400
Smartswitch Namibia hardware and
software (before consolidation
adjustments)………….	1,500	-	nm	1,200	-

Financial services: (US$ ‘000)
Traditional based lending:
Finance loans receivable – gross	8,318	13,898	(40)%	8,039	7,212
Allowance for doubtful finance loans
receivable	(3,672)	(9,524)	(61)%	(4,053)	(3,636)
Finance loans receivable – net	4,646	4,374	6%	3,986	3,576

UEPS based lending:
Finance loans receivable –net and
gross (i.e., no provisions)	5,732	6,291	(9)%	4,479	4,184

nm – Statistic not meaningful

Six months ended December 31, 2005 and 2004

	Six months ended				Year ended
	December 31,		Change		June 30
				Constant
	2005	2004		Exchange	2005
	US$	US$	Actual	Rate (1)	US$
Key statement of operations data, in
‘000, except EPS
Revenue	$93,316	$89,218	5%	10%	$176,290
Operating income	41,570	34,842	19%	26%	71,303
Income tax expense	16,988	13,915	22%	29%	29,666
Net income	$27,111	$22,463	21%	27%	$44,562

Earnings per share, in cents
Basic	48.1	41.0	17%	23%	81.4
Diluted	47.4	40.4	17%	24%	79.6

Key segmental data, in ‘000, except
margins
Revenue:
Transaction-based activities	$55,073	$50,855	8%	14%	$103,653
Smart card accounts	17,296	17,205	1%	6%	34,931
Financial services	8,256	10,320	(20)%	(16)%	20,215
Hardware, software and related
technology sales	12,691	10,838	17%	23%	17,491
Total consolidated revenue	$93,316	$89,218	5%	10%	$176,290

Consolidated operating income (loss):
Transaction-based activities	$27,649	$20,007	38%	45%	$44,233
Smart card accounts	7,861	7,820	1%	6%	15,878
Financial services	3,672	4,743	(23)%	(19)%	9,316
Hardware, software and related
technology sales	7,941	4,270	86%	96%	5,689
Corporate/ Eliminations	(5,553)	(1,998)	178%	193%	(3,813)
Total operating income (loss)	$41,570	$34,842	19%	26%	$71,303

Operating income margin (%)
Transaction-based activities	50%	39%			43%
Smart card accounts	45%	45%			45%
Financial services	44%	46%			46%
Hardware, software and related
technology sales	63%	39%			33%
Overall operating margin	45%	39%			40%

	Dec. 31	June 30,
	2005	2005
Key balance sheet data, in ‘000
Cash and cash equivalents	$183,902	$107,749	71%
Total current assets	214,164	150,664	42%
Total assets	246,456	181,754	36%
Total current liabilities	27,978	34,353	(19)%
Total shareholders’ equity	$203,427	$137,002	48%

(1) – This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during the first half of fiscal 2006 also prevailed during the first half of fiscal 2005.

Six months ended December 31, 2005 and 2004 (continued)

	Six months ended			Year ended
	December 31,		Change	June 30
	2005	2004		2005

Additional information:
Transaction based activities:
Total number of grants paid:
KwaZulu-Natal	8,752,494	8,211,391	7%	16,774,940
Limpopo	5,447,705	5,318,632	2%	10,635,232
North West	1,563,972	1,576,797	(1)%	3,153,868
Northern Cape	786,325	719,601	9%	1,459,264
Eastern Cape	4,005,075	3,596,290	11%	7,410,272
	20,555,571	19,422,711	6%	39,433,576

Average revenue per grant paid:	ZAR	ZAR		ZAR
KwaZulu-Natal	19.95	18.66	7%	17.85
Limpopo	15.46	15.09	2%	15.34
North West	16.90	16.55	2%	16.43
Northern Cape	18.96	19.49	(3)%	19.41
Eastern Cape	12.13	12.38	(2)%	12.35

UEPS merchant acquiring system:
Terminals installed at period end	3,929	1,266	nm	3,235
Number of participating retail
locations at period end	2,366	700	nm	1,880
Value of transactions processed
through our merchant acquiring
system (US$ ‘000)	236,981	14,159	nm	147,331
Average number of grants processed
per terminal during the quarter	471	219	nm	n/a

Smart card accounts:
Total number of smart card accounts	3,497,664	3,308,194	6%	3,353,603

Hardware, software and related
technology sales:
Ad hoc significant hardware sales
(US$ ‘000)
Nedbank POS’s, pin pads, smart cards
and other hardware	5,600	8,000	(30)%	10,400
Smartswitch Namibia hardware and
software (before consolidation
adjustments)………….	2,700	-	nm	-

Financial services: (US$ ‘000)
Traditional based lending:
Finance loans receivable – gross	8,318	13,898	(40)%	7,212
Allowance for doubtful finance loans
receivable	(3,672)	(9,524)	(61)%	(3,636)
Finance loans receivable – net	4,646	4,374	6%	3,576

UEPS based lending:
Finance loans receivable –net and
gross (i.e., no provisions)	5,732	6,291	(9)%	4,184

nm – Statistic not meaningful